Exhibit 10.41

Ideal Power Converters, Inc.

AMENDMENT No. 2 to INVESTMENT UNIT

4-16, 2013

This Amendment No. 2 to Investment Unit (this "Amendment") has been entered into between Ideal Power Converters, Inc., a Texas corporation (the "Company"), and the State of Texas, acting by and through the Office of the Governor, Economic Development and Tourism , together with its nominees or assigns (the "OOGEDT"), in order to amend the Investment Unit issued by the Compan y to the OOGEDT as of October 1, 2010 and amended on May 20, 2011, (the "Unit") in connection with the Texas Emerging Technology Fund Award and Security Agreement ("Fund Agreement"). All capitalized terms used herein but not otherwi se defined herein shall have the meanings given to them in the Unit or its related Fund Agreement.

WHEREAS, on December 8, 2010, the Company filed an Amended and Restated Certificate of Formation; and

WHEREAS, the Amended and Restated Certificate of Formation contained a stock split (each share split into twenty five) and a reclassification of the par value per share from $.01 per share to $.001 per share.

WHEREAS, the parties have determined that it is advisable to amend the Unit to take into account the adjustments made by the Amended and Restated Certificate of Formation.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.1 Section 2.3(a) of the Unit shall be amended and restated in its entirety to read as follows:

"Section 2.3 Number of Shares.

(a) The number of shares of Common Stock or Next Financing Shares, as the case may be, to be issued upon the OOGEDT's exercise of this Right to Purchase shall be equal to the quotient obtained by dividing:

(i) The total amount of the Award disbursed as of the date of the exercise together with the accrued interest calculated in accordance with Section 1.2, by

(ii) Either:

(A) if the First Qualifying Financing Transaction is closed and con summated on or prior to April 1, 2014, then eight-tenths (0.80) multiplied by the Stock Price of such First Qualifying Financing Transaction; or

(B) if no First Qualifying Financing Transaction is closed and consummated on or before April 1, 2014, or the OOGEDT exercises its Right to Purchase prior to the closing and consummation of a First Qualifying Financing Transaction, then $0.295072."

Section 1.2 Section 2.4 of the Unit shall be amended and restated in its entirety to read as follows:

"Section 2.4 Purchase Procedure.

(a) The purchase rights represented by this Right to Purchase are exercisable by the OOGEDT or its permitted assignee, in whole or in part, at any time on or after the Vesting Date (as hereinafter defined) and on or before the earlier of ninety (90) days after (a) the First Qualifying Financing Transaction and (b) April 1, 20 14, by delivering to the principal office of the Company, or at such other office or agency as the Company may designate by notice in writing to the OOGEDT, a duly executed Notice of Purchase in the form attached hereto as Exhibit A and, upon payment of the per share Purchase Price multiplied by the total number of shares thereby purchased (the "Aggregate Purchase Price") (at the sole option of the OOGEDT, to be paid by cash or by check or bank draft payable to the order of the Company, by cashless exercise as described below or by cancellation of indebtedness of the Company to the OOGEDT), whereupon the OOGEDT shall be entitled to receive a certificate for the number of shares of Common Stock or Next Financing Shares, as the case may be, so purchased. The OOGEDT, in its sole discretion, shall elect whether to purchase Common Stock or Next Financing Shares upon its exercise of the purchase rights hereunder.

(b) "Vesting Date" means the earlier of (i) April I, 2014; (ii) the date on which the First Qualifying Financing Transaction is closed and consummated ; or (iii) the date on which any of the following events occur: (A) any capital reorganization or any reclassification of the capital stock of the Company; (B) any consolidation or merger of the Company; (C) the disposition or transfer of assets of the Company other than in the ordinary course of the Company's business; (D) any dividend or other distribution to the holders of capital stock of the Company in the form of any asset, including without limitation securities of the Company ; or (E) the dissolution, liquidation or winding up of the Company; or (iv) the date of a Stock Acquisition. "

Section 1.3 Section 1.13 of the Unit shall be added to read as follows:

"Section 1.13 Observer Rights. As long as either (a) the Note remains outstanding or (b) the OOGEDT owns any shares of Company capital stock, during the term of the Fund Agreement , the Company shall invite a representative of the OOGEDT to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in th is respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided , however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney -client privilege between the Company and its counsel. These rights shall not affect or otherwise limit the OOGEDT's rights (including voting rights) as a Company shareholder. The above required invitation must be provided to the OOGEDT in accordance with Section 3.3 of this Unit and may also be provided to the OOGEDT via the following electronic mail address: emergingtechnologyfund @gov.texas.gov."

Section 1.4 This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which shall constitute one and the same agreement.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be signed by its duly authorized officers as of the date and year first written above.

Ideal Power Converters, Inc., a Texas corporation

By: /s/ Paul Bundschuh
Paul Bundschuh
Title: CEO

The State of Texas

By: /s/ Brandy D. Marty
Chief of Staff
Office of the Governor